EXHIBIT 32

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Cooperative Bankshares, Inc. (the “Company”) as filed with the Securities and Exchange Commission on May, 2006 (the “Report”), the undersigned, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

By:	/s/ Frederick Willetts, III
Frederick Willetts, III
President and Chief Executive Officer

By:	/s/ Todd L. Sammons
Todd L. Sammons
Senior Vice President and Chief Financial Officer

Date: May 15, 2006